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                                                                      Exhibit n.
                     MULTI CLASS PLAN PURSUANT TO RULE 18F-3
                                       FOR
                                CIGNA FUNDS GROUP

         WHEREAS, CIGNA Funds Group (the "Trust") is an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), consisting of various series whose shares are or may be issued in various classes, currently designated the institutional class, the premier class, the premier class - fixed income and the retail class;

         WHEREAS, the Trust, on behalf of the series of the Trust set forth on Schedule A attached hereto (such series being referred to collectively herein as the "Initial Funds" - such series, together with all other series subsequently established by the Trust and made subject to this Plan, being referred to herein individually as a "Fund" and collectively as the "Funds"), desires to adopt a Multi Class Plan pursuant to Rule 18f-3 under the 1940 Act (the "Multi Class Plan");

         NOW THEREFORE, the Trust, on behalf of the Funds, hereby adopts this Multi Class Plan in accordance with Rule 18f-3 under the 1940 Act, subject to the following terms and conditions:

         1.    FEATURES OF THE CLASSES. The Funds issue or shall issue shares of
               -----------------------
beneficial interest in four classes: the institutional class, the premier class, the premier class - fixed income and the retail class. Shares of each class of a Fund, regardless of class designation, shall represent an equal pro rata interest (based on relative net asset values) in the portfolio assets of such Fund, and shall have identical voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications, and terms and conditions, except that: (a) each class shall have a different designation; (b) each class shall have different arrangements for shareholder services or the distribution of shares, or both, as provided for in sections 2 and 3 of this Plan; (c) each class shall bear any Class Expenses, as defined in section 3 below; (d) each class shall have exclusive voting rights on any matter submitted to shareholders that relates solely to its service or distribution arrangement and each class shall have separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class; (e) each class shall have such differences relating to purchase minimums, sales charges and eligible investors as may be reflected in the prospectus and Statement of Additional Information pursuant to which it is offered; and (f) each class shall have such different exchange privileges, as provided for in Section 4 of this Plan.

         2.  DIFFERENCES IN DISTRIBUTION AND SHAREHOLDER SERVICES. Each
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class shall have a different arrangement for shareholder services or the distribution of shares, or both, as follows:

         (a) The institutional class shares shall be not be subject to any distribution, shareholder servicing or sub-accounting charge.

         (b) The premier class shares shall pay CIGNA Financial Services, Inc. ("CFS") a sub-accounting fee at an annual rate of the average daily net assets of such class as set forth on Schedule B attached hereto.

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         (c)  The premier class - fixed income shares shall pay CFS distribution fees under the Trust's 12b-1 plan at an annual rate of the average daily net assets of such class as set forth on Schedule A and a sub-accounting fee at an annual rate of the average daily net assets of such class as set forth on Schedule B attached hereto.

         (d) The retail class shares shall pay CFS distribution fees under the Trust's 12b-1 plan at an annual rate of the average daily net assets of such class as set forth on Schedule A and a sub-accounting fee at an annual rate of the average daily net assets of such class as set forth on Schedule B attached hereto.

         3.  ALLOCATION OF EXPENSES. Expenses of the series shall be
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allocated as follows:

                  (a) CLASS EXPENSES. Expenses relating to different arrangements for shareholder services, the distribution of shares, and shareholder sub-accounting, shall be allocated to and paid by the applicable class. A class may pay a different share of other expenses, not including advisory or custodial fees or other expenses related to the management of a series' assets, if: (1) such expenses are actually incurred in a different amount by that class, or if the class receives services of a different kind or to a different degree than other classes and (2) the Trust's Board of Trustees has approved such allocation. The expense contemplated by this section 3(a) are sometimes referred to herein as "Class Expenses."

                  (b) OTHER ALLOCATIONS. All expenses of the series not allocated to a particular class pursuant to sections 2 and 3(a) of this Plan shall be allocated to each class on the basis of the net asset value of that class in relation to the net asset value of the series. Notwithstanding the foregoing, the underwriter, adviser, or other provider of services to a series may waive or reimburse the expenses of a specific class or classes to the extent permitted under Rule 18f-3 under the Act; provided, however, that the Board shall monitor the use of such waivers or reimbursements intended to differ by class.

         4.  EXCHANGE PRIVILEGES. Shareholders may exchange shares of a
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Fund of the Trust for shares of the identical class of any other Fund based upon each series' net asset value per share.

         5.  QUARTERLY AND ANNUAL REPORTS. The Trustees shall receive
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quarterly and annual statements concerning servicing and any distribution expenses pursuant to the 12b-1 Plan. In the statements, only expenditures properly attributable to the servicing or distribution of premier class or retail class shares will be used to justify any fee attributable to that class. The statements, including the allocations upon which they are based, shall be subject to the review and approval of the independent Trustees in the exercise of their fiduciary duties.

         6.  EFFECTIVENESS OF PLAN. This Multi Class Plan shall not take
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effect until it has been approved by votes of a majority of both (a) the
Trustees of the Trust and (b) those Trustees of the Trust who are not "interested persons" of the Trust (as defined in the 1940 Act) and who have no direct or indirect interest in the operation of the plan ("Qualified Trustees").

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         This Plan shall become effective with respect to any class of the
Initial Funds other than the four initial classes described above and with respect to each additional Fund or class thereof established by the Trust after the date hereof and made subject to this Plan, upon commencement of operations thereof or as otherwise determined, and shall continue in effect with respect to each such additional Fund or class (subject to the terms of this Plan) until terminated in accordance with the provisions of this section 6. An addendum hereto setting forth such specific and different terms of such additional series of classes shall be attached to this Plan.

         This Plan may be terminated at any time with respect to the Trust or any Fund or class thereof, as the case may be, by vote of a majority of both the Trustees of the Trust and the Qualified Trustees. The Plan may remain in effect with respect to a series or class thereof even if it has been terminated in accordance with this section 6 with respect to such series or class or one or more other series of the Trust.

         7.  MATERIAL MODIFICATION. This Multi Class Plan may not be amended to
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modify materially its terms unless such amendment is approved in the manner provided for initial approval in Paragraph 6 hereof.

         8.  LIMITATION OF LIABILITY. The Trustees of the Trust and the
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shareholders of the Funds shall not be liable for any obligations of the Trust or the Funds under this Multi Class Plan, and any person, in asserting any rights or claims under this plan, shall look only to the assets and property of the Trust or the Fund in which they own shares in settlement of such right or claim, and not to such Trustees or shareholders.

         Copies of the Master Trust Agreement establishing the Trust are on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this document is executed on behalf of the Trust by an officer of the Trust and not individually and that any obligations of or arising out of this document are not binding upon any of the Trustees, officers, shareholders, employees or agents of the Trust individually, but are binding only upon the assets and property of the Trust.

         IN WITNESS WHEREOF, the Trust, on behalf of the Funds, has adopted this Multi Class Plan as of the 3rd day of January, 2000.

ATTEST:                                  CIGNA FUNDS GROUP


 /s/ Jeffrey S. Winer                        /s/ Alfred A. Bingham III
_____________________________________    By:____________________________________
     Jeffrey S. Winer                            Alfred A. Bingham III
     Vice President and Secretary                Vice President and Treasurer

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                                   SCHEDULE A
                    TO MULTI CLASS PLAN FOR CIGNA FUNDS GROUP
                                   12B-1 FEES


                                             CLASSES OF SHARES
                                      PREMIER-FIXED INCOME  RETAIL
                                      --------------------  ------

Balanced Fund                             n/a               0.25
Core Plus Fixed Income Fund               0.15              0.25
Foreign Stock Fund                        n/a               0.25
Large Company Stock Growth Fund           n/a               0.25
Large Company Stock Value Fund            n/a               0.25
Money Market Fund                         n/a               0.25
Large Company Stock Index Fund            n/a               0.25
Small Company Stock Growth Fund           n/a               0.25
Small Company Stock Value Fund            n/a               0.25



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                                   SCHEDULE B
                    TO MULTI CLASS PLAN FOR CIGNA FUNDS GROUP
                          SUB-ACCOUNTING SERVICES FEES


Balanced Fund                                                  0.20
Core Plus Fixed Income Fund                                    0.25
Foreign Stock Fund                                             0.25
Large Company Stock Growth Fund                                0.20
Large Company Stock Value Fund                                 0.20
Money Market Fund                                              0.25
Large Company Stock Index Fund                                 0.20
Small Company Stock Growth Fund                                0.20
Small Company Stock Value Fund                                 0.20